HANSON PLC
as Issuer
AND
THE BANK OF NEW YORK
as Trustee
Form of Indenture
Dated as of •, 2006
Providing for the Issuance of Senior Debt Securities
(Unlimited as to Aggregate Principal Amount)

CROSS-REFERENCE SHEET1
Between
Provisions of Trust Indenture Act of 1939, as amended, and Indenture dated as of August •, 2006, among Hanson PLC, as Issuer, and The Bank of New York, as Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.9
310(a)(3) and (4)	Inapplicable
310(a)(5)	6.9
310(b)	6.8 and 6.10
310(c)	Inapplicable
311(a)	6.13
311(b)	6.13
311(c)	Inapplicable
312(a)	4.1 and 4.2(a)
312(b)	4.2(a) and (b)
312(c)	4.2(c)
313(a)	4.4(a)
313(b)	4.4(a)
313(c)	4.4(a)
313(d)	4.4(b)
314(a)	4.3
314(a)(4)	1.1, 1.2 and 3.5
314(b)	Inapplicable
314(c)(1) and (2)	1.2 and 2.5
314(c)(3)	1.2
314(d)	Inapplicable
314(e)	1.2
314(f)	Inapplicable
315(a), (c) and (d)	6.1
315(b)	6.2, 4.4(a) and 5.11
315(e)	5.12
316(a)	1.1
316(a)(1)(A)	5.1, 5.9 and 5.12
316(a)(1)(B)	5.10
316(a)(2)	Inapplicable
316(b)	5.7
317(a)	5.2
317(b)	3.4(a), (b) and (c)
318(a)	1.7

[1]	This Cross-reference Sheet is not part of the Indenture.
 i

(continued)

(continued)

(continued)

		Page
ARTICLE TEN SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 10.1.	Satisfaction and Discharge of Indenture	64
SECTION 10.2.	Application by Trustee of Funds Deposited for Payment of Securities	65
SECTION 10.3.	Defeasance Upon Deposit of Moneys or Government Obligations	65
SECTION 10.4.	Repayment of Moneys Held by Paying Agent	66
SECTION 10.5.	Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years	67

ARTICLE ELEVEN REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 11.1.	Applicability of Article	67
SECTION 11.2.	Election to Redeem; Notice to Trustee	67
SECTION 11.3.	Selection by Trustee of Securities to be Redeemed	68
SECTION 11.4.	Notice of Redemption	68
SECTION 11.5.	Payment of Securities Called for Redemption	69
SECTION 11.6.	Exclusion of Certain Securities from Eligibility for Selection for Redemption	70
SECTION 11.7.	Mandatory and Optional Sinking Funds	70
SECTION 11.8.	Optional Redemption or Assumption Due to Changes in Tax Treatment	72
SECTION 11.9.	Optional Redemption	73

TESTIMONIUM
SIGNATURES
ACKNOWLEDGEMENT
EXHIBITS
 v

          This INDENTURE, dated as of •, 2006, between Hanson PLC, a public limited company incorporated in England and Wales (the “Company”) having its principal office at 1 Grosvenor Place, London SW1X TJH, England, and The Bank of New York, a New York banking corporation (the “Trustee”) having its principal corporate trust office at 101 Barclay Street — Floor 8 West, New York, New York 10286.
          W I T N E S S E T H :
          WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured bonds, debentures or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;
          WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;
          NOW, THEREFORE:
          In consideration of the premises and the purchases of Securities by the Holders thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          SECTION 1.1. Certain Terms Defined
          The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are applicable to the Person in question, and generally accepted at the time of any computation. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.
          “Agent Member” means a member of, or participant in, a Depositary.
          “Attributable Debt” means, as of any particular time, the present value discounted at a rate equal to the weighted average of the rate of interest of the Securities Outstanding hereunder which is in effect at that time and which in the case of Original Issue Discount Securities shall be the Yield to Maturity of such Securities (such average being weighted by the principal amount of the Securities of each series Outstanding or, in the case of Original Issue Discount Securities, such amount to be determined as provided in the definition of “Outstanding’) compounded semi-annually of the obligation of the Company for rental payments during the remaining term of the lease in respect of a Sale and Lease-Back Transaction, including in each case any period for which any such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.
          “Board of Directors” means the Board of Directors, a duly authorized committee thereof, or any member or members of such Board duly authorized to act hereunder, of the Company.
          “Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors of the Company, or a duly authorized committee thereof, and to be in full force and effect, and delivered to the Trustee.
          “Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close.
          “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including preferred stock or preferred interests but excluding debt securities convertible into such Capital Stock.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          “Company” means Hanson PLC, a public limited company incorporated in England and Wales, and, subject to Article Nine, its successors and assigns.
          “Company Order” means a written statement, request or order signed in the name of the Company by any two directors of the Company or by any director or the treasurer or any deputy treasurer or any assistant treasurer and secretary or any assistant secretary of the Company.
          “Consolidated Net Tangible Assets” means the aggregate amount of consolidated total assets of the Company less (i) current liabilities and (ii) all goodwill, trade names, trademarks, patents and other like intangibles, in each case as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company.
          “Consolidated Net Worth” means the amount shown on the consolidated balance sheet of the Company, determined in accordance with United Kingdom generally accepted accounting principles as of the end of the most recent semi-annual or annual period of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as equity shareholders’ funds.
          “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 8 West, New York, New York, Attention: Corporate Trust Trustee Administration.
          “Definitive Security” means a definitive Security in registered form.
          “Depositary” means with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency specified for that purpose as contemplated by Section 2.4.
          “Event of Default” means any event or condition specified as such in Section 5.1.
          “Exchange Act” means the Securities Exchange Act of 1934 and any successor statute, in each case as amended from time to time.
          “Global Security” means a global Security in registered form evidencing all or part of a series of Securities without coupons for payments attached, authenticated and delivered to the Depositary for such series or portion of such series or its nominee, and registered in the Security Register (as defined in Section 2.9) in the name of the Depositary or its nominee.
          “Government Obligations” means securities that are (i) direct obligations of the United States of America or any foreign government of a sovereign state for the payment of which its full faith and credit is pledged or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the United States of America or such foreign government the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such foreign government, as the case may be, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or specific payment of interest on or principal of any such government obligation held by such custodian of the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation of the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.
          “Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean (i) for so long as the Securities of any series are represented by one or more Global Securities representing such series, the Depositary and (ii) in the event that Definitive Securities are issued, the Person in whose name a Security is registered in the Security Register.
          “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder and certified pursuant to Section 2.5(3), including for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
          “Interest Payment Date” when used with respect to any Security, means the stated maturity of any installment of interest on such Security.
          “Officers’ Certificate” means a certificate signed by any two directors of the Company or any director or the treasurer or any deputy treasurer or any assistant treasurer and secretary or any assistant secretary of the Company and delivered to the Trustee.
          “Opinion of Counsel” means an opinion in writing signed by legal counsel and addressed to the Trustee who (unless otherwise required by the Trust Indenture Act) may be an employee of the Company.
          “Original issue date”of any security (or portion thereof) means the earlier of (a) the date of such Security or (b) the original issue date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.
          “Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.1 mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except
          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
          (b) Securities, or portions thereof, for the payment or redemption of which moneys or Government Obligations in accordance with Article Ten in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities (if the Company shall act as paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and
          (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such security is a legal, valid and binding obligation of the Company).
          In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.
          “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of, interest, if any, or additional amounts, if any, on the Securities of that series are payable as specified pursuant to Section 2.4 or, if not so specified, as specified in Section 3.2.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
          “Regular Record Date” for any interest payable on any Interest Payment Date on Definitive Securities of any series means the date specified for the purpose pursuant to Section 2.4.
          “Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Assets” means any assets of the Company or a Significant Subsidiary of the Company (including, without limitation, any shares of stock of or indebtedness of any direct Wholly-owned Subsidiary of the Company or a Significant Subsidiary of the Company).
          “Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, means securities that have been authenticated and delivered under this Indenture.
          “Significant Subsidiary” means:
          (a) any Subsidiary of the Company whose unconsolidated net assets or pre-tax profit equal or exceed 10% of the consolidated net assets or pre-tax profit of the Company, as the case may be, and for the purposes of the above:
(i)	the consolidated net assets or pre-tax profit of the Company shall be ascertained by reference to the audited consolidated accounts of the Company of the most recent fiscal year; and

(ii)	the unconsolidated net assets or pre-tax profit of any such Subsidiary shall be ascertained by reference to the unconsolidated financial statements of such Subsidiary for the most recent fiscal year; and
          for the purposes of the above, “net assets” in respect of the Company or any such Subsidiary shall mean the fixed assets and the current assets of the Company or such Subsidiary, as the case may be, but excluding the book value of any Capital Stock of any Subsidiary owned by the Company or such Subsidiary, as the case may be, and any indebtedness payable to or receivable from the Company or any Subsidiary of the Company; or
          (b) a Subsidiary of the Company to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to those transactions was a Significant Subsidiary.
          “Special Record Date” for the payment of any Deferred Interest (as defined in Section 2.14) means a date fixed by the Trustee pursuant to Section 2.14.
          “Subsidiary” means, with respect to any Person, any corporation at least a majority of the outstanding stock of which having by the terms thereof ordinary voting power (not dependent upon the happening of a contingency) to elect a majority of the board of directors of such corporation is at the time owned or controlled directly or indirectly by such Person.
          “Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
          “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
          “Wholly-owned Subsidiary” means any corporation of which all of the outstanding stock (other than directors’ qualifying shares, if any) having by the terms thereof ordinary voting power (not dependent upon the happening of a contingency) to elect the board of directors of such corporation is at the time owned or controlled directly or indirectly (through one or more Wholly-owned Subsidiaries) by the Company or a Significant Subsidiary of the Company.
          “Yield to Maturity” means the yield to maturity on any series of Original Issue Discount Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with either the constant interest method or such other accepted financial practice as is specified in the terms of such series established pursuant to Section 2.4.

          SECTION 1.2. Compliance Certificates and Opinions
          Upon application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required by the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include
          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 1.3. Form of Documents Delivered to Trustee
          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate of or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel or the certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer of the Company stating that the information with respect to such factual matters is in the possession of the

Company unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters are erroneous.
          (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 1.4. Acts of Holders
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any or all series of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, in person or by first class mail, postage prepaid, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register referred to in Section 2.9.
          The Company shall notify the Trustee, in writing, when it or any of its affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. The Trustee may require an Officers’ Certificate listing Securities owned by the Company, a Subsidiary of the Company or an affiliate of the Company.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
          SECTION 1.5. Notices, etc., to Trustee and Company
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage pre-paid to the Trustee at its Corporate Trust Office or received by the Trustee via facsimile, or
          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to or with it addressed to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address preciously furnished in writing to the Trustee by the Company or via facsimile.
          SECTION 1.6. Notice to Holders; Waiver
          Where this Indenture provides for notice to Holders of any event, such notice to the Holders thereof shall be sufficiently given (unless otherwise herein expressly provided) (a) with respect to Global Securities, if in writing and delivered or mailed and received, first-class postage prepaid, to the Depositary at the address previously furnished in writing by the Depositary to the Trustee and the Company and (b) if Outstanding Definitive Securities are affected, if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register referred to in Section 2.9, within the time prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          SECTION 1.7. Conflict with Trust Indenture Act
          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be modified or excluded, such provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
          SECTION 1.8. Effect of Headings and Table of Contents
          The Article and section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 1.9. Successors and Assigns
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          SECTION 1.10. Separability Clause
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.11. Benefits of Indenture
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 1.12. Governing Law
          This Indenture (including, without limitation, the rights, duties, privileges, powers and immunities of the Trustee) and the Securities shall be governed by and construed in accordance with the laws of the State of New York except that matters relating to the authorization and execution by the Company of this Indenture and the Securities and any other matters required to be governed by the laws of the United Kingdom shall be governed by the laws of the United Kingdom.
          SECTION 1.13. Counterparts
          This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.
          SECTION 1.14. Submission to Jurisdiction by the Company
          The Company agrees that any legal suit, action or preceding arising out of or relating to the Indenture or the Securities may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, United States of America and to the extent it may effectively do so, the Company hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding any claim which it may now or hereafter have that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the subject matter hereof may not be enforced by such court, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company hereby designates CT Corporation System as the Company’s authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 111 Eighth Avenue, 13th Floor, New York, NY 10011 (or at such other address in the Borough of Manhattan, The City of New York, as such agent may designate by written notice to the Company and the Trustee), and written notice of said service to the Company, mailed or delivered to it, at 1 Grosvenor Place, London SW1X TJH, England, Attention : Treasurer, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company, whether or not the Company shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the Indenture shall have been satisfied and discharged in accordance with Article Ten.
          Notwithstanding the foregoing, any actions arising out of or relating to the Securities or this Indenture may be instituted by any party hereto and, subject to the limitations set forth in Article Five of this Indenture, by the Holder of any Security in any competent court in England and Wales.
          Nothing in this Section shall affect the right of the Trustee or any Holder of any Security to serve process in any manner permitted by applicable law or limit the right of the Trustee or any Holder of any Security to bring proceedings against the Company in the courts of any other jurisdiction or jurisdictions.
          SECTION 1.15. Judgment Currency
          The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest (including additional amounts payable under Section 3.1(b)) on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered the “Judgment Currency”), the rate of exchange used shall be the rate at which at The Bank of New York in New York City the Trustee could purchase the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which at The Bank of New York in New York City the Trustee could purchase the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)) in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.
          SECTION 1.16. Calculation Agent

          If the Company appoints a calculation agent pursuant to Section 2.4 with respect to any series of Securities, any determination of the interest rate on, or other amounts in relation to, such series of Securities in accordance with the terms of such series of Securities by such calculation agent shall (in the absence of manifest error) be binding on the Company, the Trustee and all Securityholders and (in the absence of manifest error) no liability to the Securityholders shall attach to the calculation agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.
          SECTION 1.17. Saturdays, Sundays and Legal Holidays
          The terms of the Securities shall provide that, in any case where any Interest Payment Date, redemption date, maturity or stated maturity of a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities other than a provision in the Securities that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any (including additional amounts payable under Section 3.1(b)) or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Security) with the same force and effect as if made on such Interest Payment Date, redemption date, maturity or stated maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, redemption date, maturity or stated maturity, as the case may be.
          SECTION 1.18. Waiver of Jury Trial
          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 1.19. Force Majeure
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO
SECURITIES
          SECTION 2.1. Forms Generally
          The Securities of each series shall be substantially in such form as shall be established by or pursuant to one or more Board Resolutions of the Company (and, to the extent established pursuant to (rather than in) such Board Resolutions, in an Officers’ Certificate detailing such establishment), or in one or more indentures supplemental hereto, pursuant to Section 2.4, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends or endorsements, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
          The Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
          SECTION 2.2. Form of Trustee’s Certificate of Authentication
          the Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
          This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture

Dated:	THE BANK OF NEW YORK

as Trustee

By

Authorized Signatory
          SECTION 2.3. Form of Global Securities
          If a Security of any series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee or Security Registrar (as defined in Section 3.2) and in such manner as shall be specified in such Security. Any instructions by the Company with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 1.2.
          SECTION 2.4. Amount Unlimited; Issuable in Series
          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Company may from time to time without the consent of the Holders of any series of Securities issue additional Securities of that series or any other series under this Indenture.
          The Securities may be issued in one or more series. There shall be established in or pursuant to one or more Board Resolutions of the Company (and to the extent established pursuant to (rather than in) such Board Resolutions, in an Officers’ Certificate of the Company detailing such establishment), and/or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:
          (1) the title of the Securities of the series;
          (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.9, 2.10, 2.12 or 11.5);
          (3) the date or dates on which the principal of the Securities of the series is payable;
          (4) any rate or rates, including floating rates, at which the Securities of the series shall bear interest and any date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable, or in any case the method by which any such rate or date shall be determined and any dates required to be established pursuant to Section 4.1(a);
          (5) if other than as provided in Section 3.2, the place or places where the principal, additional amounts, if any, and any interest on Securities of the series shall be payable;
          (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

          (7) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
          (8) if other than denominations of $1,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;
          (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;
          (10) if the amount of payments of principal or interest, if any, on the Securities of the series may be determined with reference to an index or is otherwise not fixed on the original issue date thereof, the manner in which such amount shall be determined and the calculation agent, if any, who shall be appointed and authorized to calculate such amounts;
          (11) if other than the Trustee, any authenticating or paying agents, transfer agents or Security Registrars or any other agents with respect to the Securities of such series;
          (12) the forms of Securities of the series;
          (13) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary with respect to such Global Security or Securities and the circumstances under which any such Global Security may be registered in the Security Register for transfer or exchange, or authenticated and delivered, in the name of a Person other than such Depositary or its nominee (including the nominee of any common depositary holding the Securities on behalf of Euroclear Bank S.A./N.V. and/or Clearstream Banking, société anonyme), if other than as set forth in Section 2.9;
          (14) whether any premium, upon redemption or otherwise, shall be payable by the Company on Securities of the series;
          (15) whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of the discount at which such Original Issue Discount Securities may be issued;

          (16) any condition to which payment of any principal of (or premium, if any) or interest on Securities of the series will be subject;
          (17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount due and payable pursuant to Section 5.1;
          (18) whether the provisions of Section  3.8 apply to Securities of the series; or
          (19) any other terms of the series.
     If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action will be certified by the secretary or any assistant secretary of the Company and delivered to the Trustee concurrently with or prior to delivery of the Company Order for authentication of such Securities.
          SECTION 2.5. Authentication and Delivery of Securities
          The Company may deliver Securities of any series executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section 2.5, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Company (contained in the Company Order referred to below in this Section 2.5). In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall be provided with before the delivery of any such Securities, may rely conclusively and shall be fully protected in relying upon:
          (1) a Company Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Company;
          (2) any Board Resolution, Officers’ Certificate and/or executed supplemental indenture referred to in Sections 2.1 and 2.4 by or pursuant to which the terms of the Securities were established;
          (3) an Officers’ Certificate of the Company certifying the form and terms of the Securities, stating that the form and terms of the Securities have been established as required pursuant to Sections 2.1 and 2.4 and comply with the Indenture and covering such other matters as the Trustee may reasonably request;
          (4) one or more Opinions of Counsel:
(a)	to the effect that the form or forms and terms of such Securities have been established as required pursuant to Sections 2.1 and 2.4 and comply with this Indenture;

(b)	to the effect that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company;

(c)	to the effect that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

(d)	covering such other matters as the Trustee may reasonably request.
     which Opinion of Counsel may state that, with respect to the opinion in paragraph (c) above, no opinion is given with respect to Federal or state securities law.
          (5) if the Securities being issued are Original Issue Discount Securities an Officers’ Certificate of the Company setting forth the Yield to Maturity for the Securities and any other facts required to compute amounts due on acceleration, unless such Yield to Maturity and other facts are specified in the form of the Securities.
          The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that the issue of such Securities is unlawful or if the Trustee in good faith by a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability by existing Holders or affects the Trustee’s rights, duties or immunities under this Indenture or otherwise.
          SECTION 2.6. Execution of Securities
          The Securities shall be signed on behalf of the Company by any member of its Board of Directors or the secretary. Any such signature may be the manual or facsimile signature of the present or any future authorized signatory. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.
          Securities bearing the manual or facsimile signatures of individuals who were at the time of signing the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such position prior to the authentication and delivery of such Securities or did not hold such position at the date of delivery of such Securities.

          SECTION 2.7. Certificate of Authentication
          Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
          SECTION 2.8. Denomination and Date of Securities; Payments of Interest
          The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.4. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.
          Each Security shall be dated the date of its authentication and shall bear interest, if any, from such date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.4.
          SECTION 2.9. Registration, Transfer and Exchange
          (a) Each Global Security authenticated under this Indenture shall be registered in the Security Register in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or a custodian or common depositary therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
          Except as otherwise specified as contemplated by Section 2.4 hereof, any Global Security shall be exchangeable for Definitive Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (i) if the Depositary notifies the Company in writing that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 120 days of such notification, (ii) in the event of an Event of Default, at the request of the Holders, or (iii) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for Definitive Securities of that series. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 2.4, Definitive Securities bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, redemption provisions, if any, and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Securities issued in exchange for Global Securities shall be registered in the Security Register in such names as from time to time provided by the Depositary for such Global Securities, pursuant to instructions from the Agent Members, to the Trustee.
          Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 2.4, shall be exchangeable for Securities issuable in authorized denominations of a like aggregate principal amount and tenor.
          Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Definitive Securities and will not be considered the Holders thereof for any purpose under this Indenture.
          In the event that a Global Security is surrendered for redemption in part pursuant to Article Eleven, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.
          The Agent Members, and any beneficial owners shall have no rights under this Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder shall be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or impair, as between the Depositary or other clearance service and its Agent Members and Holders, the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.
          In connection with any exchange of interests in a Global Security for Definitive Securities, as provided in this subsection (a), the Company shall, without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, deliver to the Trustee Definitive Securities in aggregate principal amounts equal to the principal amount of such Global Security or the portion to be exchanged executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for Definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 2.9 shall be exchangeable for Securities issuable in the denominations specified as contemplated by Section 2.4 and registered in the Security Register in such names as the Holder of such Global Security shall direct. If a Definitive Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Definitive Security, but will be payable on such Interest Payment Date only to the person to whom payments of interest in respect of such portion of such Global Security are payable.
          The Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture with respect to the Securities.
          Except as otherwise specified pursuant to Section 2.4, Definitive Securities of any series may be exchanged for a like aggregate principal amount of Definitive Securities of such series of other authorized denominations containing identical terms and provisions. Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 3.2 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Security or Securities of the same series to each person specified by the Depositary.
          Except as otherwise specified pursuant to Section 2.4, the Company shall cause to be kept in the principal Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of registered Securities and of transfers of such Securities; provided no such Security Register shall be maintained in any office or agency in the United Kingdom.
          Definitive Securities shall be transferable only on the Security Register. Upon surrender for registration of transfer of any Definitive Security of any series at an office or agency of the Company designated pursuant to Section 3.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate principal amount.
          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Definitive Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the registered Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.
          The Company shall not be required (i) to issue, register in the Security Register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Securities of such series selected for redemption under Article Eleven and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.
          SECTION 2.10. Mutilated, Defaced, Destroyed, Lost and Stolen Securities
          If any mutilated Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.
          If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security (including any Global Security) and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 2.11. Cancellation of Securities; Destruction Thereof
          All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may, subject to the record retention requirements of the Exchange Act, as amended, dispose of canceled Securities held by it in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition and upon request therefor deliver a certificate of disposition to the Company unless the Company instructs the Trustee in writing to return the canceled Securities to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
          SECTION 2.12. Temporary Securities
          Pending the preparation of Definitive Securities for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons of any authorized denomination, and substantially in the form of the Definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Securities. Without unreasonable delay the Company shall execute and shall furnish Definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of Definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Indenture as Definitive Securities of such series.
          SECTION 2.13. Computation of Interest
          Except as otherwise specified pursuant to Section 2.4 for Securities of any series, payments of interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
          SECTION 2.14. Payment; Interest Rights Preserved
          Except as otherwise provided as contemplated by Section 2.4 with respect to any series of Securities, interest on any series of Securities which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such interest.
          In the case of Securities where payment is to be made in U.S. dollars, payment at any paying agent’s office outside The City of New York will be made in U.S. dollars by check drawn on, or, at the request of the Holder, by wire transfer of same-day funds to a U.S. dollar account maintained by the payee with, a bank in The City of New York.
          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date is herein called “Deferred Interest.” Deferred Interest on any Security of any series shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Deferred Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Deferred Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered in the Security Register at the close of business on a Special Record Date for the payment of such Deferred Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Deferred Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Deferred Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Deferred Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Deferred Interest in respect of such Securities of such series which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Deferred Interest and the Special Record Date therefor to be given in the manner and to the extent provided in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Deferred Interest on the Securities of such series and the Special Record Date therefor having been so given, such Deferred Interest on the Securities of such series shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered in the Security Register at the close of business on the Special Record Date; or
          (b) The Company may make payment of any Deferred Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed impracticable by the Trustee.
          Subject to the foregoing provisions of this Section 2.14, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Security.
          SECTION 2.15. Persons Deemed Owners
          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2.14) interest (including additional amounts payable under Section 3.1(b)), if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          SECTION 2.16. CUSIP Numbers
          The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE THREE
COVENANTS OF THE COMPANY
          SECTION 3.1. Payment of Principal and Interest
          (a) The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay or cause to be paid in U.S. dollars the principal of and interest, if any, on each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. Each installment of interest or any payment of principal on the Securities of any series may be paid by mailing checks for such interest or principal payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the Security Register and in no event shall payments be made to, or upon the written order of, persons other than Holders of Securities entitled to payment whose names appear on the Security Register.
          (b) The Company hereby further agrees that any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein unless the Company is required to withhold or deduct any and all taxes, levies, imposts or other governmental charges by law or by the interpretation or administration thereof by the United Kingdom or any political subdivision or taxing authority thereof or therein. The Company hereby further agrees that if deduction or withholding of any such taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein is required, the Company will (subject to compliance by the Holder or beneficial owner of such Security with any relevant administrative requirements) pay such additional amount (“Additional Amount”) in respect of principal, premium, if any, interest, if any, and sinking fund payments, if any, as may be necessary in order that the net amounts paid to the Holder of such Security or the Trustee under this Indenture, as the case may be, after such deduction, or withholding, shall equal the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, as specified in the Security, to which such Holder or the Trustee is entitled; provided, however, that the foregoing shall not apply to (i) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of such Security is or has been a domiciliary, national or resident of, or engaging or having been engaged in business or maintaining or having maintained a permanent establishment or being or having been physically present in, the United Kingdom or such political subdivision or otherwise having or having had some connection with the United Kingdom or such political subdivision other than the holding or ownership of a Security, or the collection of principal, premium, if any, and interest, if any, on, or the enforcement of, a Security, (ii) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, such Security was presented more than thirty days after the date such payment became due or was provided for, whichever is later, (iii) any present or future taxes, levies, imposts or other governmental charges which are payable otherwise than by deduction or withholding from payments on or in respect of such Security, (iv) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for (A) the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or any political subdivision or authority thereof by the Holder or beneficial owner of such Security, or (B) the failure to make any declaration or other similar claim or to satisfy any information or reporting requirement that, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the United Kingdom or such political subdivision or authority as a precondition to exemption from all or part of such taxes, levies, imposts or other governmental charges, (v), any deduction or withholding that is payable as a result of or pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive, (vi) any present or future taxes, levies, imposts or other governmental charges that the Holder would have been able to avoid by presenting such Security to another paying agent, (vii) any present or future taxes, levies, imposts or other governmental charges (A) that would not have been so imposed, assessed, levied or collected if the beneficial owner of such Security had been the Holder of such Security or (B) which, if the beneficial owner of such Security held the Security as the Holder of such Security, would have been excluded pursuant to clauses (i) through (vi) inclusive above, or (viii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or (ix) any combination of the foregoing clauses (i) through (viii); and provided, further, that in the event the Company fails to pay the full amount of principal, premium, if any, interest, if any, or a sinking fund payment, if any, when due as a result of any deduction or withholding permitted by clauses (i) through (viii) above, the Company shall deliver to the Trustee an Officers’ Certificate confirming that such a deduction or withholding has been made, upon which the Trustee may conclusively rely.
          SECTION 3.2. Offices for Payments, etc.
          So long as any Securities remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York (unless otherwise provided pursuant to Section 2.4) an office or agency (a “Security Registrar”) where (x) Securities may be presented or surrendered for registration of transfer or for exchange, (y) Securities may be presented or surrendered for payment and (z) notices and demands in respect of the

Securities and this Indenture may be served. The Security Registrar shall keep a register of the Securities and of their transfer and exchange. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified with respect to the Securities of any series in accordance with Section 2.4, the Company hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.
          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes or where such notices or demands may be served and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for Securities of any series for such purposes. The Company will give written notice to the Trustee of any such designation or rescission and of any such change in the location of any other office or agency.
          SECTION 3.3. Appointment to Fill a Vacancy in Office of Trustee
          The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities.
          SECTION 3.4. Paying Agents
          Whenever the Company shall appoint any paying agent other than the Trustee with respect to the Securities of any series, it will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section, that it will:
          (a) comply with the provisions of the Trust Indenture Act applicable to it as a paying agent;
          (b) hold all sums held by it as paying agent for the payment of the principal of or interest (including additional amounts payable under Section 3.1(b)), if any, on such Securities in trust for the benefit of the Holders of the Securities entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums in cash shall be paid out to such Holders or otherwise as herein provided;
          (c) give the Trustee notice (pursuant to Section 1.5) of any failure by the Company in the making of any deposit with such paying agent or for the payment of principal of or interest (including additional amounts payable under Section 3.1(b)), if any, on such Securities which shall have become payable and of any default by the

Company in making any payment of principal of or interest, if any, on such Securities when the same shall be due and payable; and
          (d) at any time during the continuance of any such failure set forth in clause (c) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such paying agent.
          The Company will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest, if any, so becoming due, such sum to be held as provided in the Trust Indenture Act, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.
          If the Company shall act as paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest, if any, on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.
          Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Company or any paying agent hereunder, as required by this Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.
          Anything in this Section to the contrary notwithstanding, the requirement of the Trust Indenture Act that paying agents hold sums in trust as provided in this Section is subject to the provisions of Sections 10.4 and 10.5.
          SECTION 3.5. Compliance Certificates
          On or before March 31 in each year if Securities are then Outstanding, the Company will deliver to the Trustee a brief certificate from the chief executive officer, finance director or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants applicable thereto under this Indenture. For purposes of this Section 3.5, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
          SECTION 3.6. Limitation on Liens
          (a) Nothing in this Indenture or in the Securities shall in any way restrict or prevent the Company or any Subsidiary of the Company from incurring, assuming or guaranteeing any indebtedness; provided that the Company will not, and will not permit any of its Significant Subsidiaries to, incur, assume, guarantee or suffer to exist indebtedness for money borrowed (hereinafter in this Article Three referred to as “Debt”), secured by a mortgage, pledge, security interest, lien, fixed or floating charge or other encumbrance (mortgages, pledges, security interests, liens, fixed or floating charges and other encumbrances being hereinafter in this Article Three referred to as a “lien” or “liens”) upon any Restricted Assets without effectively providing that the Debt due under this Indenture and the Securities (together with, if the Company shall so determine, any other Debt of the Company or any of its Subsidiaries then existing or thereafter created ranking equally with the Securities) shall be secured equally and ratably with (or prior to) such Debt, so long as such Debt shall be so secured, except that this Section 3.7(a) shall not apply to Debt secured by:
     (1) liens on shares of stock or assets or indebtedness of any corporation existing at the time such corporation becomes a Significant Subsidiary of the Company or of a Significant Subsidiary;
     (2) liens on shares of stock or assets or indebtedness existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of such shares and, in the case of assets, the later of the acquisition, the completion of construction (including any improvements on an existing asset) or the commencement of commercial operation of such asset, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof;
     (3) liens existing at the date of this Indenture;
     (4) liens for taxes, assessments, or governmental charges or levies not yet delinquent or being contested in good faith by appropriate proceedings diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles in the United Kingdom shall have been made therefor:
     (5) liens arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;
     (6) any lien over any credit balance or cash in any account with a financial institution arising solely by operation of law or granted in the ordinary course of business as security for any loan or other financial accommodation (not exceeding the amount of such credit balance or cash) made available by such financial institution or its affiliates to the Company or any Subsidiary in jurisdictions where, due to regulatory, tax, foreign exchange control or other similar reasons, intercompany loans are restricted or impracticable and such loan or financial accommodation is obtained in lieu of such intercompany loans;

     (7) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company and/or any Subsidiary;
     (8) any liens incurred or deposit made in the ordinary course of business, including, but not limited to, (A) any mechanics’, materialmen’s, carriers’, workmen’s, vendor’s or other like liens, or surety, customs and appeal bonds or other like obligations, (B) any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security and (C) any easements, rights-of-way, restrictions and other similar charges;
     (9) liens on shares of stock or assets or indebtedness of any corporation existing at the time such corporation is acquired by, merged with or into, or consolidated or amalgamated with the Company or any Significant Subsidiary or at the time of a sale, lease or other disposition of the assets of a corporation as an entirety or substantially as an entirety to the Company or any Significant Subsidiary;
     (10) any liens created by the Company or a Significant Subsidiary over its assets as part of a project financing (including the shares of any special purpose corporation) to secure Debt incurred to finance the project where the right of recovery is limited to the assets of the project being financed; and
     (11) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien permitted under the foregoing clauses (1) to (10), inclusive, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured, or capable of being so secured under the written arrangements under which the original lien arose, at the time of such extension, renewal or replacement and that such extension, renewal or replacement lien shall be limited to all or any part of the same shares of stock or assets or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such assets), or shares of stock issued or indebtedness or assets received in substitution or exchange therefor.
          (b) Notwithstanding the provisions of clause (a) of this Section 3.6, the Company or any Significant Subsidiary may incur, assume, guarantee or suffer to exist Debt secured by a lien or liens which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such Debt of the Company and its Significant Subsidiaries and their Attributable Debt in respect of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Attributable Debt in respect of Sale and Lease-Back Transactions permitted because the Company or any Significant Subsidiary would be entitled to incur, assume, guarantee or suffer to exist such Debt secured by a lien on the assets to be leased without equally and ratably securing the Debt due under this Indenture and the Securities pursuant to clause

(a) of this Section 3.6 and other than Sale and Lease-Back Transactions, the proceeds of which have been applied in accordance with Section 3.7(a)(2)), does not at the time exceed 10% of Consolidated Net Tangible Assets.
          (c) The Trustee, subject to Sections 6.1 and 6.3, shall be provided with Opinion of Counsel as conclusive evidence that any transaction complies with the provisions of this Section 3.6. The foregoing is not intended to limit the generality of Section 6.3(d) or to require the Trustee to request an Opinion of Counsel in connection with any such transaction.
          SECTION 3.7. Limitation on Sale and Lease Back Transactions
          (a) The Company will not itself enter into, and will not permit any of its Significant Subsidiaries to enter into, any arrangement with any Person providing for the leasing by the Company or any of its Significant Subsidiaries, as the case may be, of any Restricted Assets (except a lease for a temporary period not to exceed three years and except for leases between the Company and/or a Significant Subsidiary of the Company and a Subsidiary of the Company) which have been or are to be sold or transferred by the Company or any Significant Subsidiary to such Person (herein referred to as a “Sale and Lease-Back Transaction”) unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such Sale and Lease Back Transactions plus all Debt of the Company and its Significant Subsidiaries incurred, assumed or guaranteed and secured by a lien or liens (with the exception of Debt secured by a lien on Restricted Assets that the Company and its Significant Subsidiaries would be entitled to incur, assume, guarantee or suffer to exist without equally and ratably securing the Debt due under this Indenture and the Securities pursuant to clause (a) of Section 3.6) does not exceed 10% of Consolidated Net Tangible Assets. This Section 3.7 shall not apply to any Sale and Lease Back Transaction if:
          (1) the Company at any Significant Subsidiary, as the case may be, would be entitled to incur, assume, guarantee or suffer to exist Debt secured by a lien or liens on the Restricted Assets to be leased without equally and ratably securing the Debt due under this Indenture and the Securities pursuant to clause (a) of Section 3.6, or
          (2) the Company or any Significant Subsidiary, as the case may be, within the twelve months preceding the sale or transfer or the twelve months following the sale or transfer, regardless of whether such sale or transfer may have been made by the Company or such Significant Subsidiary, applies in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the Restricted Assets so leased at the time of entering into such arrangement (as determined by the Board of Directors of the Company or such Significant Subsidiary), (i) to the retirement (other than any retirement of Debt owed to the Company or any Significant Subsidiary or any retirement of Debt subordinated to the Securities) of indebtedness for money borrowed, incurred or assumed by the Company or such Significant Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such Debt or (ii) to investment in any Restricted Assets of the Company or such Significant Subsidiary.
          (b) The Trustee, subject to Sections 6.1 and 6.3, may receive in Opinion of Counsel as conclusive evidence that any transaction complies with the provisions of this Section 3.7. The foregoing is not intended to limit the generality of Section 6.3(d) or to require the Trustee to request an Opinion of Counsel in connection with any such transaction.
          SECTION 3.8. Change of Control Repurchase Event
          (a) The provisions of this Section 3.8 shall apply to a series of Securities if the instrument establishing the terms of such series pursuant to Section 2.4 hereof so indicates.
          (b) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem such series of Securities as described in Article Eleven, the Company will make an offer to each Holder of Securities of such series to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on such Securities repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of such series of Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of such series of Securities by virtue of such conflict.
          (c) On a Change of Control Repurchase Event payment date, the Company will, to the extent lawful:
               (1) accept for payment all Securities or portions of Securities properly tendered pursuant to the offer;
               (2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered; and
               (3) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of such Securities being purchased by the Company.
          (d) The paying agent will promptly mail to each Holder of Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.
          (e) The Company will not be required to make an offer to repurchase Securities upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.
          (f) For the purposes of this Section 3.8, the following terms shall have the meanings indicated:
          The term “Below Investment Grade Rating Event” means Securities of the relevant series are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
          The term “Change of Control” means any Person or any Persons acting in concert (as defined in the City Code on Takeovers and Mergers), or any Person or Persons acting on behalf of any such Person(s), the (“Relevant Person”) at any time is/are or become(s) interested (within the meaning of Part VI of the UK Companies Act 1985) in (A) more than 50 percent of the issued or allotted ordinary share capital of the Company or (B) such number of shares in the capital of the Company as carry more than 50 percent of the voting rights normally exercisable at a general meeting of the Company, provided that a Change of Control shall not be deemed to have occurred if all or substantially all of the shareholders of the Relevant Person are, or immediately prior to the event which would otherwise have constituted a Change of Control were, the shareholders of the Company with the same (or substantially the same) pro rata interests in the share capital of the Relevant Person as such shareholders have, or as the case may be, had, in the share capital of the Company.
          The term “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
          The term “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
          The term “Moody’s” means Moody’s Investor Services Inc.
          The term “Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities of a relevant series or fails to make a rating of such Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.
          The term “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
ARTICLE FOUR
SECURITYHOLDERS’ LISTS AND REPORTS BY
THE COMPANY AND THE TRUSTEE
          SECTION 4.1. Company to Furnish Trustee Information as to Names and Addresses of Securityholders
          The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series:
          (a) semi-annually and not more than fifteen days after each record date for the payment of interest on such Securities, as herein above specified, as of such record date and on dates to be determined in each year pursuant to Section 2.4 for non-interest bearing Securities and Securities on which interest is paid less frequently than semiannually, and
          (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than fifteen days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Security Registrar for such series, such list shall not be required to be furnished.
          SECTION 4.2. Preservation and Disclosure of Securityholders’ Lists
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security Registrar for such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee shall be as provided by the Trust Indenture Act.
          (c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of any disclosure of information as to the names and addresses of the Holders of Securities made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request under Section 312(b) of the Trust Indenture Act.
          SECTION 4.3. Reports by the Company
          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).
          SECTION 4.4. Reports by the Trustee
          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided, however, that any reports required by Section 313(a) of the Trust Indenture Act shall be transmitted by mail to Holders within 60 days after May 15 of each year commencing with the year 2007.
          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities of a Series are listed, with the Commission and also with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.
          SECTION 4.5. Calculation of Original Issue Discount
          The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the

Holders of Original Issue Discount Securities relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.
          SECTION 4.6. Trustee Not to Monitor Performance
          The Trustee shall have no duty to confirm or monitor the performance of the Company of its duties pursuant to the covenants set forth in this Article Four.
ARTICLE FIVE
REMEDIES OF THE TRUSTEE AND
SECURITYHOLDERS ON EVENT OF DEFAULT
          SECTION 5.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default
          “Event of Default”, with respect to Securities of a particular series, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) default in the payment of any installment of interest or any amounts payable pursuant to Section 3.1(b) upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty days, or
          (b) default in the payment of all or any part of the principal of any of the Securities of such series when and as the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series, or
          (c) default in the performance or breach of any covenant of the Company in respect of the Securities of such series (other than a covenant in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of sixty days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, of each series affected thereby, or, in the case of a default with respect to all series of Securities, by the Holders of at least 25% in principal amount of all of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, provided, however, that subject to the provisions of Section 6.1 the Trustee shall not be deemed to have knowledge of such default unless (a) the Trustee shall have actual knowledge of such default or (b) the Trustee shall have received written notice thereof from the Company or from any Holder, or
          (d) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable law of the United States of America or the United Kingdom, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) ordering the winding up or liquidation of the Company’s or any Significant Subsidiary’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty consecutive days; or
          (e) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent or the consent by the Company or any Significant Subsidiary to the institution of bankruptcy or insolvency proceedings against the Company or such Significant Subsidiary or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) the passing of a resolution that the Company or any Significant Subsidiary be wound up or the filing of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy, insolvency or similar law of the United States of America or the United Kingdom, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or the making by the Company of any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) the taking of action by the Board of Directors of the Company or by the analogous body of any Significant Subsidiary authorizing or directing any such action;
          (f) default by the Company or any of its Significant Subsidiaries under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), other than indebtedness owed to the Company or a Significant Subsidiary, whether such indebtedness or guarantee now exists or is created after the date of this Indenture, which default:

          (1) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of any applicable grace period (and in any event not less than 15 days from the original due date for payment thereof) provided in such indebtedness or, in the case of any such indebtedness of a third party guaranteed by the Company or any of its Significant Subsidiaries, is caused by a failure of the Company or such Significant Subsidiary, as the case may be, to make any payment due in respect of such guarantee prior the expiration of any applicable grace period (and in any event not less than 15 days from the original due date for payment thereof) (“payment default”), unless, in any of the above cases, in the opinion of the Trustee, the Company or the relevant Significant Subsidiary, as the case may be, is contesting in good faith and by appropriate proceedings that such amounts are due; or
          (2) results in the acceleration of such indebtedness prior to its maturity, other than any such indebtedness of any Person which becomes a Significant Subsidiary following its acquisition by the Company or any Subsidiary of the Company and which indebtedness of such Person is accelerated as a result of events or circumstances directly related to such acquisition and which accelerated indebtedness of such Person is discharged in full by or on behalf of the Company or the relevant Significant Subsidiary within 5 days after the acceleration thereof;
          and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to an amount at least equal to the greater of (i) 1% of Consolidated Net Worth and (ii) $50,000,000 (or the foreign currency equivalent thereof); or
          (g) any other Event of Default provided in the supplemental indenture or in or pursuant to resolutions of the Board of Directors of the Company under which such series of Securities is issued or in the form of Security of such series.
          If an Event of Default described in clause (a), (b), (c) (if the Event of Default under clause (c) is with respect to less than all series of Securities then Outstanding), (f) or (g) above occurs and is continuing with respect to a series of Securities, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee in its discretion may, and if so requested by the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (voting as a separate class) shall, by notice in writing to the Company, declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series and the interest (including additional amounts payable under Section 3.1(b)) accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) (if the Event of Default under clause (c) is with respect to all series of Securities then Outstanding), (d) or (e) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, the Trustee in its discretion may, and if so requested by the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (voting as one class) shall, by notice in writing to the Company (and to the Trustee if given by Securityholders), declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest (including additional amounts payable under Section 3.1(b)) accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
          The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest (including additional amounts payable under Section 3.1(b)) upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default with respect to the Securities of that Series, other than the non payment of the principal of Securities of that series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series, voting as a separate class (or of all the Securities, as, the case may be, voting as a single class) then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
          For all purposes under this Indenture, if a portion of the Principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, (including additional amounts payable under Section 3.1(b)), if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
          SECTION 5.2. Collection of Indebtedness by Trustee; Trustee May Prove Debt
          The Company covenants that (a) in case default shall be made in the payment of any interest on any of the Securities of any series when such interest shall have become due and payable and such default shall have continued for a period of thirty days or (b) in case default shall be made in the payment of any principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.
          Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any such series to the registered Holders in the Security Register, whether or not the principal of and interest on the Securities of such series is overdue.
          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          In case of any judicial proceeding relating to the Company or any other obligor upon the Securities, or the property or creditors of the Company or any such obligor, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.
          The Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf, and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.7.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
          All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.
          In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.
          SECTION 5.3. Application of Moneys Collected
          Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.7;
          SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest (including any additional amounts payable pursuant to Section 3.1(b))on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;
          THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount (including any additional amounts payable pursuant to Section 3.1(b)) then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and
          FOURTH: To the payment of the remainder, if any, to the Company.
          SECTION 5.4. Suits for Enforcement
          In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          SECTION 5.5. Restoration of Rights and Remedies
          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.
          SECTION 5.6. Limitations on Suits
          No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default with respect to Securities of such series and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity as it may reasonably require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9, it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
          SECTION 5.7. Unconditional Right of Securityholders to Institute Certain Suits
          Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest (including additional amounts payable pursuant to Section 3.1(b)), if any, on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 5.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default
          Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.
          SECTION 5.9. Control by Securityholders
          The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 5.10. Waiver of Past Defaults
          The Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default described in clause (g) of Section 5.1 or, in the case of an event specified in clause (c) of Section 5.1 (if the Event of Default under clause (c) relates to less than all series of Securities then Outstanding), the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding affected thereby (each series voting as a separate class) may waive any such default or Event of Default, or, in the case of an event specified in clause (c) (if the Event of Default under clause (c) relates to all series of Securities then Outstanding), (d), (e) or (f) of Section 5.1, the Holders of Securities of a majority in principal amount of all the Securities then Outstanding (voting as one class) may waive any such default or Event of Default and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively, and such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
          SECTION 5.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances
          The Trustee shall transmit to the Securityholders of any series, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults which have occurred with respect to such series to the knowledge of a Responsible Officer of the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest or any amount payable pursuant to Section 3.1(b) upon any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.
          SECTION 5.12. Undertaking to Pay Costs
          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigants but the provisions of this Section 5.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (c) of Section 5.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clause (c) (if the suit under clause (c) relates to all the Securities then Outstanding), (d), (e) or (f) of Section 5.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest (including additional amounts payable under Section 3.1(b)), if any, on any Security on or after the due date expressed in such Security.

ARTICLE SIX
THE TRUSTEE
          SECTION 6.1. Certain Duties and Responsibilities
          The provisions of this Section 6.1 are in furtherance of and subject to the Trust Indenture Act.
          (a) Except during the continuance of an Event of Default:
          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
          (1) this Subsection shall not be construed to limit the effect of Subsection (b) of this Section 6.1;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee s negligent in ascertaining the pertinent facts;
          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.
          SECTION 6.2. Notice of Defaults
          The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
          SECTION 6.3. Certain Rights of the Trustee
          Subject to the provisions of the Trust Indenture Act:
          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
          (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the sole cost of the Company) and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (h) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
          (i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
          (j) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
          (k) the rights, privileges, protections, immunities, and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee to act hereunder; and

          (l) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          SECTION 6.4. Trustee Not Responsible for Recitals or Issuance of Securities
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
          SECTION 6.5. May Hold Securities
          The Trustee, any paying agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent, Security Registrar or such other agent.
          SECTION 6.6. Money Held in Trust
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
          SECTION 6.7. Compensation and Reimbursement.
          The Company agrees:
          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree from time to time in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its own negligence or willful misconduct; and
          (3) to indemnify the Trustee and any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability, claim, damage or expense incurred, including taxes (other than taxes based on the income of the Trustee), without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          The obligations of the Company under this Section 6.7 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall have a prior lien to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust to pay principal of or interest or additional amounts pursuant to Section 3.1(b) on particular Securities.
          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 5.1(d) or (e), the expenses and the compensation for the services will be intended to constitute expenses of administration under any bankruptcy law. The Company’s obligations under this Section 6.7 and any lien arising hereunder shall survive the resignation or removal or any Trustee, the discharge of the Company’s obligations pursuant to Article Ten and the termination of this Indenture.
          SECTION 6.8. Disqualification; Conflicting Interests
          If the Trustee has or shall acquire a conflicting interest with the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
          SECTION 6.9. Corporate Trustee Required; Eligibility
          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office or a principal office in the City of New York, or any other major city in the United States that is acceptable to the Company. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal or State supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

          SECTION 6.10. Resignation and Removal; Appointment of Successor
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (c) The Trustee may be removed at any time with respect to the Securities of any series by an Act of the Securityholders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company and the Trustee may then petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series..
          (d) If at any time:
          (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a security for at least six months, or
          (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder or
          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
          (4) the Trustee shall commence a voluntary proceeding under any applicable Federal or State bankruptcy, insolvency, delinquency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, rehabilitator, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action.

               then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.12, any Securityholder who has been a bona fide Securityholder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by an act of the Securityholders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Securityholders and accepted appointment in the manner required by Section 6.11, any Securityholder who has been a bona fide Securityholder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 1.5. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
          SECTION 6.11. Acceptance of Appointment by Successor
          (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring

Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its liens, if any, provided for in Section 6.7.
          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.
          SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
          SECTION 6.13. Preferential Collection of Claims against Company
          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities of a Series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
          SECTION 6.14. Appointment of Authenticating Agent
          The Trustee may at any time appoint an authenticating agent (“Authenticating Agent”) or agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Securities, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business and in good standing under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice thereof to the Holders of Securities in the manner and to the extent provided in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

CERTIFICATION OF AUTHENTICATION
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee

Dated:	By:

as Authenticating Agent

By:

as Authenticating Agent
          If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.
          SECTION 6.15. Trustee’s Application for Instructions from the Company
          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE SEVEN
CONCERNING THE SECURITYHOLDERS
          SECTION 7.1. Securities Owned by Company Deemed Not Outstanding
          In determining whether the holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any request, demand, authorization, direction, notice, consent, waiver or other action by Securityholders under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such action only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on the Securities; and, subject to Sections 6.1 and 6.3, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
          SECTION 7.2. Rights of Revocation of Action Taken
          At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 1.4(a), of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any holder of a Security the serial number or other distinguishing symbol of which is shown by the evidence to be included among serial numbers or other distinguishing symbols of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.
ARTICLE EIGHT
SUPPLEMENTAL INDENTURES
          SECTION 8.1. Supplemental Indentures Without Consent of Securityholders
          The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act) for one or more of the following purposes:
          (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
          (b) to add another corporation as the guarantor of the Company’s obligations herein and under the Securities, to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or
          (c) to add any additional Events of Default with respect to all or any series of Securities; or
          (d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to provide for uncertificated (commonly known as “book-entry”) Securities in each case on terms satisfactory in form and substance to the Trustee; or
          (e) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
          (f) to secure the Securities; or

          (g) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.4; or
          (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or
          (i) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or
          (j) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.
          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.
          Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.
          SECTION 8.2. Supplemental Indentures with Consent of Securityholder
          Subject to Section 8.1 and the first paragraph of Section 2.4, with the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) change the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest, if any, thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder without the consent of the Holder of each Security so affected or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.
          Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 1.4(a), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
          It shall not be necessary for the consent of the Securityholders under this Section 8.2, to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Company shall mail a notice thereof by first class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
          SECTION 8.3. Effect of Supplemental Indenture
          Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 8.4. Execution of Supplemental Indentures
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of the supplemental indenture have been performed. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          SECTION 8.5. Notation on Securities in Respect of Supplemental Indentures
          Securities of any series authenticated and delivered after the execution of any supplemental indentures pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.
ARTICLE NINE
CONSOLIDATION, MERGER, SALE OR CONVEYANCE
          SECTION 9.1. Company May Consolidate, etc., on Certain Terms
          (a) Subject to the provisions of Section 9.1(b), nothing contained in this Indenture or in any of the Securities shall prevent any amalgamation, reconstruction, consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive amalgamations, reconstructions, consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other corporation authorized to acquire and operate the same or shall prevent the assumption of the Company’s obligations hereunder and under all Securities Outstanding; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and (ii) the Company hereby covenants and agrees that, upon any such amalgamation, reconstruction, consolidation, merger, sale, conveyance, transfer, lease (other than by way of a temporary lease in the ordinary course of business) or assumption, (a) the due and punctual payment of the principal of and interest, if any, on all of the Securities and all other amounts payable on the Securities of a series pursuant to the terms of this Indenture, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such amalgamation, reconstruction, consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property or assumed such obligations; and (b) any corporation formed by such amalgamation, reconstruction or consolidation or into which the Company shall have been merged or which shall have acquired such property or assumed such obligations shall in such supplemental indenture, agree that any amounts to be paid by the Company in respect of the Securities shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the jurisdiction where such corporation is incorporated or any political subdivision or taxing authority thereof or therein or, if deduction or withholding of any such taxes, levies, imposts or other governmental charges shall at any time be required by such jurisdiction or any such subdivision or authority, such corporation will (subject to compliance by the Holders or beneficial owners of such Securities with any relevant administrative requirements) pay such additional amounts in respect of principal, premium, if any, interest, if any, and sinking fund payments, if any, as may be necessary in order that the net amounts paid to the Holders of the Securities or the Trustee under this Indenture, as the case may be, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, as specified in the Securities to which such Holders or the Trustee is entitled; provided, however, that the foregoing shall not apply to (i) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of the relevant Security is or has been a domiciliary, national or resident of, or engaging or having been engaged in business or maintaining or having maintained a permanent establishment or being or having been physically present in, such jurisdiction or such political subdivision or otherwise having or having had some connection with such jurisdiction or such political subdivision other than the holding or ownership of a Security, or the collection of principal of, premium, if any, and interest, if any, on, or the enforcement of, a Security, (ii) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date such payment became due or was provided for, whichever is later, (iii) any present or future taxes, levies, imposts or other governmental charges which are payable otherwise than by deduction or withholding from payments on or in respect of the relevant Security, (iv) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for (A) the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with such jurisdiction or any political subdivision or authority thereof by the Holder or beneficial owner of such Security or (B) the failure to make any declaration or other similar claim or to satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the United Kingdom or any jurisdiction or such political subdivision or taxation authority thereof as a precondition to exemption from all or part of such taxes, levies, imposts or other governmental charges (v) any deduction or withholding that is payable as a result of or pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive, (vi) any present or future taxes, levies, imposts or other governmental charges that the Holder would have been able to avoid by presenting such Security to another paying agent, (vii) any present or future taxes, levies, imposts or other governmental charges (A) that would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Security had been the Holder of such Security or (B) that, if the beneficial owner of such Security held the Security as the Holder of such Security, would have been excluded pursuant to clauses (i) through (vi) inclusive above, or (viii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or (ix) any combination of the foregoing clauses (i) through (viii).
          (b) The provisions of Section 9.1(a) do not apply to any sale, conveyance, transfer or lease of the property of the Company (whether in whole or in part) to any wholly owned direct or indirect subsidiary of the Company.
          SECTION 9.2. Successor Corporation to be Substituted for Company
          In case of any such amalgamation, reconstruction, consolidation, merger, sale, conveyance (other than by way of a temporary lease in the ordinary course of business) or assumption and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Securities, and all other amounts payable on the Securities of a series pursuant to the terms of this Indenture, and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part and, thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed in its own name any or all of the Securities issuable hereunder which heretofore shall not have been signed by the Company and delivered to the Trustee, and, upon the Company Order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such amalgamation, reconstruction, consolidation, merger, sale, conveyance or assumption such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
          SECTION 9.3. Trustee to Receive Opinion of Counsel
          The Trustee, subject to the provisions of Section 6.1, shall receive upon request an Opinion of Counsel, prepared in accordance with Section 1.2, as conclusive evidence that any such amalgamation, reconstruction, consolidation, merger, sale or conveyance and any such assumption complies with the applicable provisions of this Indenture.
ARTICLE TEN
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
          SECTION 10.1. Satisfaction and Discharge of Indenture
          If at any time (a) the Company shall have paid or caused to be paid the principal of and interest (including additional amounts payable under Section 3.1(b)), if any, on all Outstanding Securities of any series as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Outstanding Securities of any series or (c) (i) all the Securities of such series not theretofore paid or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 10.4), or Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, sufficient to pay at maturity or upon redemption all Outstanding Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and interest (including additional amounts payable under Section 3.1(b)), if any, due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest (including additional amounts payable under Section 3.1(b)), if any, thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided that the rights of Holders of the Securities to receive amounts in respect of principal of and interest (including additional amounts payable under Section 3.1(b)), if any, on the Securities held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.
          SECTION 10.2. Application by Trustee of Funds Deposited for Payment of Securities
          Subject to Sections 10.4 and 10.5, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any; but such money need not be segregated from other funds except to the extent required by law.
          SECTION 10.3. Defeasance Upon Deposit of Moneys or Government Obligations
          At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to any series of Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 3.6, 3.7, 9.1 and 9.2 (or any other restrictive covenant added for the benefit of Holders of one or more series of Securities pursuant to Sections 2.4 or 8.1(b)) and non-compliance with such Sections shall not give rise to any Event of Default under Section 5.1(c), with respect to any series of Securities at any time after the applicable conditions set forth below have been satisfied:
          (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee or its agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series (i) money in an amount, or (ii) Government Obligations of the United States which through the payment of interest thereon and principal thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, and interest (including additional amounts payable under Section 3.1(b)) on, the outstanding Securities of such series on the dates such installments of interest or principal are due or to and including the redemption date irrevocably designated by the Company pursuant to subparagraph (4) hereof;
          (2) no Event of Default or event which with notice or lapse of time would become an Event of Default under Section 5.1(d) or (e) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;
          (3) in the case of the Securities of such series being discharged pursuant to clause (a) only, the Company shall have delivered to the Trustee either (i) an Opinion of Counsel to the effect that holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of the option under clause (a) above and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised, or (ii) a ruling to that effect received from or published by the United States Internal Revenue Service; and
          (4) if the Company has deposited or caused to be deposited money or Government Obligations to pay or discharge the principal of and interest on the Outstanding Securities of a series to and including a redemption date pursuant to subparagraph (1) hereof, such redemption date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or Government Obligations and such Board Resolution shall be accompanied by an irrevocable Company Order that the Trustee give notice of such redemption in the name and at the expense of the Company not less than thirty nor more than sixty days prior to such redemption date in accordance with Section 11.4.
          “Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the sale), except (A) the rights of holders of Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest (including additional amounts payable pursuant to Section 3.1(b)) on such Securities when such payments are due; (B) the Company’s obligations, as the case may be, with respect to such Securities under Sections 2.9, 2.10, 3.2, 3.4 and 6.7; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.
SECTION 10.4. Repayment of Moneys Held by Paying Agent

          In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.
          SECTION 10.5. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years
          Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest (including additional amounts payable pursuant to Section 3.1(b)), if any, on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 10.3 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES AND SINKING FUNDS
          SECTION 11.1. Applicability of Article
          The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity and to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.4 for Securities of such series.
          SECTION 11.2. Election to Redeem; Notice to Trustee
          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all of the Securities of any series, the Company shall, at least 60 days prior to the date fixed for redemption by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
          SECTION 11.3. Selection by Trustee of Securities to be Redeemed
          Except as otherwise specified as contemplated by Section 2.3 for Securities of any series, if less than all the Securities of any series with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected, not more than 60 days prior to the applicable date fixed for redemption, by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
          SECTION 11.4. Notice of Redemption
          Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear on the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.
          The notice of redemption to each such Holder shall specify the CUSIP number (if any) and the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series, in principal amount equal to the unredeemed portion thereof, will be issued.
          The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s timely request, by the Trustee in the name and at the expense of the Company.
          At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest and additional amounts payable under Section 3.1(b), if any, to the date fixed for redemption.
          SECTION 11.5. Payment of Securities Called for Redemption
          If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest, if any, accrued to said date) any interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.6 and 10.5, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest (including additional amounts payable under Section 3.1(b)) accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such in the Security Register on the relevant record date subject to the terms and provisions of Section 2.8
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.
          Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the

Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
          SECTION 11.6. Exclusion of Certain Securities from Eligibility for Selection for Redemption
          Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number or other distinguishing symbol in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least forty days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
          SECTION 11.7. Mandatory and Optional Sinking Funds
          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.
          In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.
          On or before the sixtieth day next preceding each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate (which need not contain the statements required by Section 1.2) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest (including additional amounts payable under Section 3.1(b)), if any, or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing, and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers’ Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.
          If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Sections 11.3 and 11.6, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers or other distinguishing symbols of the Securities of such series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 11.3 (and with the effect provided in Section 11.5) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of and interest

(including additional amounts payable under Section 3.1(b)), if any, on the Securities of such series at maturity.
          At least one Business Day before each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of, all interest (including additional amounts payable under Section 3.1(b)), if any, accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.
          The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest or of any Event of Default on such Securities except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all Securities of such series. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.
          SECTION 11.8. Optional Redemption or Assumption Due to Changes in Tax Treatment
          (a) Unless otherwise specified with respect to the Securities of any series, if as the result of any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of the United Kingdom (or the jurisdiction where a successor corporation to the Company pursuant to Section 9.1 is incorporated), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in an application or interpretation of such laws, including any applicable double taxation treaty or convention, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the Securities of such series (or, if such change or amendment is with respect to tax imposed with respect to payments from the jurisdiction in which a successor corporation to the Company pursuant to Section 9.1 is incorporated, such later date on which such successor corporation becomes a successor corporation), it is determined by the Company that (i) the Company would be required, pursuant to Section 3.1(b), to make additional payments in respect of principal, premium, if any, interest (including additional amounts payable under Section 3.1(b)), if any, or sinking fund payments, if any, on the next succeeding date for the payment thereof, or (ii) any tax would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of incorporation of a successor corporation to the

Company pursuant to Section 9.2) or by any political subdivision or taxing authority thereof or therein) upon or with respect to any principal, premium, if any, interest, if any, or sinking fund payments, if any, received or receivable by the Company from any of its Subsidiaries incorporated in, or resident for tax purposes under the laws of, the United Kingdom (or the jurisdiction of incorporation of a successor corporation to the Company pursuant to Section 9.2) or (iii) based upon an opinion of independent counsel to the Company, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or the jurisdiction where a successor corporation to the Company pursuant to Section 9.1 is incorporated), or any political subdivision thereof, which action is taken or brought on or after the original issuance date of the Securities of such series (or, if such action is with respect to tax imposed with respect to payments from the jurisdiction in which a successor corporation to the Company pursuant to Section 9.1 is incorporated, such later date on which such successor corporation becomes a successor corporation), the circumstances described in clauses (i) or (ii) would exist, the Company may, at its option, redeem such series of Securities in whole at any time (except in the case of Securities of a series having a variable rate of interest, which may be redeemed on any Interest Payment Date) at a redemption price equal to 100 percent of the principal amount thereof plus accrued interest (including additional amounts payable under Section 3.1(b)) to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the redemption price specified by the terms of each series of such Securities).
          (b) Prior to any redemption of a series of Securities pursuant to paragraph (a) above, the Company shall provide the Trustee with an Opinion of Counsel that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have occurred. Such Opinion of Counsel shall be based on the laws in effect on the date of such opinion or to become effective on or before the next succeeding date of payment of principal, interest or a sinking fund payment.
          SECTION 11.9. Optional Redemption
          The Securities shall be subject to redemption at the option of the Company, in whole or in part, at any time prior to maturity at the Company’s option, at a redemption price equal to the greater of : (i) 100% of the principal amount of the Securities to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (including additional amounts payable under Section 3.1(b)) on the Securities to be redeemed (not including any payments of interest accrued as of the date fixed for redemption) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus 25 basis points, as calculated by an Independent Investment Banker (as defined below), plus, in each case, accrued and unpaid interest (including additional amounts payable under Section 3.1(b)) on the Securities to be redeemed to the date fixed for redemption.

          For the purposes of this Section 11.9, the following terms shall have the meanings indicated:
          The term “Adjusted Treasury Rate” means with respect to any redemption date:
          (a) the yield, under the heading which represents the average for the immediately preceding week appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded US Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue (as defined below). If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, routing to the nearest month; or
          (b) if the statistical release described in the previous paragraph (or any successor release) is not published during the week preceding the calculation date or does not contain the relevant yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that redemption date.
          The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.
          The term “Comparable Treasury Issue” means the US Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed (the “remaining life”).
          The term “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations (as defined below) for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.
          The term “Independent Investment Banker” means an independent investment and banking institution of international standing appointed by the Company.
          The term “Reference Treasury Dealer” means at least two primary US government securities dealers in New York City selected by the Company.

          The term “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of August ___, 2006.

Executed as a deed of Hanson PLC by its two
authorized officers.

HANSON PLC

By:

Name:
Title: Director

By:

Name:
Title: Director/Secretary

THE BANK OF NEW YORK

By:

Name:
Title: